EXHIBIT 99.2

Artelo Biosciences Announces Closing of $8.0 Million Public Offering and Partial Exercise and Closing of Over-Allotment Option

LA JOLLA, Calif. – June 25, 2019 – Artelo Biosciences, Inc. (NasdaqCM: ARTL, ARTLW) (the “Company” or “Artelo Biosciences”), a clinical-stage biopharmaceutical company with a portfolio of novel therapeutic candidates targeting the endocannabinoid system, today announced the closing of its previously announced underwritten public offering of 1,300,813 units at a price to the public of $6.15 per unit. Each unit issued in the offering consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $6.4575 per share. No units were issued. The common stock and warrants were immediately separable from the units and were issued separately. The common stock and warrants began trading on The Nasdaq Capital Market on June 21, 2019, under the symbols "ARTL" and "ARTLW," respectively. Artelo Biosciences received gross proceeds of $8.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses. In connection with the offering, the Company has effectuated a reverse split of its common stock at a ratio of 1-for-8.

Artelo Biosciences has granted the underwriters a 45-day option to purchase up to 195,121 additional shares of common stock, or warrants, or any combination thereof, at the public offering price to cover over-allotments, if any. On June 25, 2019, the Company issued an additional 191,102 warrants to purchase 191,102 shares of the Company’s common stock at $0.01 per warrant pursuant to the exercise in part of the underwriters' over-allotment option in connection with the offering.

Maxim Group LLC acted as the Sole Book-Running Manager and Joseph Gunnar & Co. acted as co-manager for the offering.

The offering was conducted pursuant to the Company's registration statement on Form S-1 (File No. 333-230658) previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC"). A prospectus relating to the offering has been filed with the SEC and is available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Artelo Biosciences, Inc.

Artelo Biosciences is a San Diego-based biopharmaceutical company dedicated to the development and commercialization of proprietary therapeutics targeting the endocannabinoid system. Artelo Biosciences is rapidly advancing a portfolio of broadly applicable product candidates designed to address significant unmet needs in multiple diseases and conditions, including cancer, pain, and inflammation. Led by proven biopharmaceutical executives collaborating with highly respected researchers and technology experts, the company applies leading edge scientific, regulatory, and commercial discipline to develop high-impact therapies.

More information is available at www.artelobio.com and Twitter: @ArteloBio.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: ARTL@crescendo-ir.com